Exhibit 99.1

pdvWireless Rebrands as Anterix, Solidifies its Focus on Private Broadband Solutions

The new name and brand support the Company’s commitment to serving the foundational needs of the critical infrastructure sector through the power of private broadband solutions

Woodland Park, NJ – June 14, 2019 – pdvWireless, Inc. (or the “Company”) (NASDAQ: PDVW) focused on enabling broadband connectivity for critical infrastructure and enterprise today announced its new operating name and brand, Anterix.

“Anterix aims to deliver the dedicated broadband so desperately needed to modernize our nation’s critical infrastructure.  Enabling connectivity for the devices that can power and protect the crucial services we all rely on, we are poised and ready to transform the way utilities and enterprise operate through the use of broadband technology,” said Anterix CEO, Morgan O’Brien.

The adoption of the Anterix name underscores the heightened focus and new priorities that have been established by the Company.  Anterix, defined as architectural elements that provide strength and foundational support, more clearly represents the Company’s commitment to serve as a foundational force for industrial communications, leveraging the right combination of broadband spectrum and available network technologies and solutions.

“This is the perfect time for repositioning the Company.  There’s an urgent and increasing need for access to dedicated broadband spectrum on which to build private LTE wireless networks throughout the critical infrastructure industry,” said Anterix President & COO, Rob Schwartz. “To meet this inexorable demand, we are revolutionizing our company brand to more clearly express our strategic vision of unlocking the extraordinary potential of 900 MHz spectrum to enhance and secure one of our nation’s most vital assets,” Schwartz added.

In addition to the new corporate name, the Company will be changing its ticker symbol on the Nasdaq Stock Market to ATEX effective June 17, 2019. Until that date, the Company’s stock will continue to trade under the existing PDVW ticker symbol.

About Anterix Inc.

Anterix Inc. (NASDAQ: ATEX) is focused on empowering the modernization of critical infrastructure and enterprise businesses by enabling broadband connectivity. Our foundational spectrum provides the ability to transform our customers operations to meet new business complexities while achieving higher levels of performance and safety. Anterix is the largest holder of licensed spectrum in the 900 MHz band, with nationwide coverage throughout the contiguous United States, Hawaii, Alaska and Puerto Rico.  Anterix is currently pursuing a regulatory proceeding at the Federal Communications Commission that seeks to modernize and realign the 900 MHz band to increase its usability and capacity by allowing it to be utilized for the deployment of broadband networks, technologies and solutions.  Our chairman and our CEO co-founded Nextel Communications and have over 60 years of combined experience in telecom operations and innovative spectrum initiatives.  Anterix is headquartered in Woodland Park, NJ.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include, but are not limited to, statements regarding: (i) the Federal Communications Commission (the “FCC”) will issue a Report and Order that supports the deployment of broadband LTE networks, technologies and solutions in the 900 MHz band on a timely and economically viable basis; (ii) our ability to satisfy the FCC’s future requirements to qualify for broadband licenses; and (iii)  the demand by, and our potential contractual terms with, electric utilities and other critical infrastructure providers for the lease of our spectrum assets.  Any such forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) our FCC initiatives may not be successful on a timely basis or at all, and will continue to require significant time and attention from our senior management team and our expenditure of significant resources; (ii) any final Report and Order issued by the FCC may differ, possibly significantly, from the Notice of Proposed Rulemaking; (iii) even if our FCC initiatives are successful, we may not be successful in commercializing our spectrum assets to our targeted customers and markets; (iv) we have no operating history with our proposed business plan, which makes it difficult to evaluate our prospects and future financial results, and our business activities, strategic approaches and plans may not be successful; (v) we will need to secure additional financing to support our long-term business plans; (vi) we may not be able to correctly estimate our operating expenses or future revenues; (vii) many of the third parties who have objected to our FCC initiatives, or with whom we competes against, have more resources, and greater political and regulatory influence; (viii) the value of our spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes; and (ix) spectrum is a limited resource, and we may not be able to obtain sufficient contiguous spectrum to support our spectrum initiatives or our planned business operations and future growth. These and other factors that may affect our future results of operations are identified and described in more detail in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on May 20, 2019. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Contacts

Natasha Vecchiarelli

Director of Investor Relations & Corporate Communications

Anterix

973-531-4397

nvecchiarelli@anterix.com

Phil Sgro
Raffetto Herman Strategic Communications
202-585-0210
psgro@rhstrategic.com